Exhibit 99.2

For More Information:

Jim McCubbin, EVP & CFO	Brett Maas or David Fore
WidePoint Corporation	Hayden IR
7926 Jones Branch Drive, Suite 520	(646) 536-7331
McLean, VA 22102	brett@haydenir.com
(703) 349-2577
jmccubbin@widepoint.com

WidePoint Corporation Announces Full Year 2014 Financial Results

DHS Task Order Awards and Certificate-on-Device™

Partnerships to Drive Growth in 2015

McLean, VA, March 16, 2015/PRNewswire/ – WidePoint Corporation (NYSE Mkt: WYY), a leading provider of Managed Mobility Services (MMS) specializing in Cybersecurity and Telecommunications Lifecycle Management (TLM) solutions, today announced financial results for the fourth quarter and full-year ended December 31, 2014.

Recent Business Highlights

•	Received a new additional Task Order under our $600 Million Blanket Purchase Agreement (BPA) with the Department of Homeland Security (DHS) valued at approximately $76.5 million over four years.
•	Received three new contract awards and one contract expansion from United States federal government agencies to manage telecommunications assets. One new award and one modification came under the BPA, while the other two, for full TLM, came from components of another cabinet-level agency.
•	Awarded a new contract by an existing federal agency customer under the Department of Defense (DoD) for wireless Telecom Expense Management (TEM) services valued at $3.7 million over three years.
•	Entered into a strategic partnership with VOSS Solutions to integrate the Soft-ex Optimiser® and VOSS UC management solutions into a unique platform offering.
•	Awarded first DoD approval to issue External Certificate Authority (ECA) Personal Identity Verification Interoperable (PIV-I) credentials that comply with DoD requirements and address the needs of more than 40 million users worldwide.
•	Continued to work closely with three leading device and handset manufacturers to embed Certificate-on-Device™ security offering into OEM equipment.
•	Announced the utilization of Certificate-on-Device on select ruggedized smartphones from Kyocera Communications, Inc. to enable advanced mobile security features such as on-demand VPN.

Full Year 2014 Financial Highlights

•	Net revenue increased 13.9% to $53.3 million from $46.8 million in 2013.
•	Gross margin was 25% of revenue as compared to 26% in 2013.
•	Net loss was approximately $8.4 million as compared to net loss of approximately $1.7 million in 2013. 2014 net loss included an approximately $5.0 million non-cash tax provision in the third quarter of 2014, offsetting a tax asset as a result of various financial and regulatory accounting rules and regulations.

Fourth Quarter 2014 Financial Highlights

•	Net revenue increased 48.5% to $16.8 million from $11.3 million in the fourth quarter of 2013.
•	Gross margin was 21% of revenue as compared to 21% in the fourth quarter of 2013.
•	Net loss was approximately $0.9 million as compared to net loss of approximately $2.1 million in the fourth quarter of 2013.

"We continue to gain new task order awards under our DHS BPA, and we are creating new opportunities in the federal and commercial marketplaces, both directly and through partnerships, for our technology offerings,” Steve Komar, WidePoint chief executive officer, commented. Mr. Komar further stated, “We remain excited about our Certificate-on-Device and other next-generation identity management services. Combined with our range of differentiated cross-border MMS offerings and a host of new partnerships and alliances, we believe we have set the stage to exploit a diverse range of new revenue opportunities in 2015.”

James McCubbin, WidePoint CFO, added, “2014 was a year of investment in our sales and marketing resources and in our personnel and technology platforms in order to build and improve upon our operating infrastructure, which should allow us to accelerate growth and expand margins as we progress into 2015 and beyond. We believe we will deliver financial leverage and improved operating performance as we work towards adding higher-margin recurring revenue to our sales mix in 2015.”

Conference Call Information

A conference call and live webcast will take place at 4:30 p.m. Eastern Time, on Monday, March 16, 2015. Anyone interested in participating should call 1-888-500-6950 if calling within the United States or 1-719-325-2315 if calling internationally. There will be a playback available until March 30, 2015. To listen to the playback, please call 1-877-870-5176 if calling within the United States or 1-858-384-5517 if calling internationally. Please use PIN code 5717039 for the replay. The call will also be accompanied live by webcast over the Internet and accessible at http://public.viavid.com/index.php?id=113389.

About WidePoint

WidePoint is a leading provider of secure, cloud-delivered, enterprise-wide information technology-based solutions that can enable enterprises and agencies to deploy fully compliant IT services in accordance with government mandated regulations and advanced system requirements. WidePoint has several major government and commercial contracts. For more information, visit www.widepoint.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company's financing plans; (ii) trends affecting the company's financial condition or results of operations; (iii) the company's growth strategy and operating strategy; (iv) the declaration and payment of dividends; and (v) the risk factors disclosed in the Company's periodic reports filed with the SEC. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk factors disclosed in the company's Forms 10-K and 10-Q filed with the SEC.

-tables follow-

WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	DECEMBER 31,
	2014	2013

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$13,154,699	$-
Accounts receivable, net of allowance for doubtful accounts of $88,719 and $30,038 in 2014 and 2013, respectively	8,543,050	7,612,400
Unbilled accounts receivable	5,547,416	1,561,030
Inventories	37,025	61,338
Prepaid expenses and other assets	426,736	533,944
Income taxes receivable	25,984	763
Deferred income taxes	18,584	-

Total current assets	27,753,494	9,769,475

NONCURRENT ASSETS
Property and equipment, net	1,614,182	1,545,951
Intangibles, net	5,992,992	3,613,271
Goodwill	18,555,578	16,618,467
Deferred income tax asset, net of current	-	4,407,630
Deposits and other assets	161,994	120,046

TOTAL ASSETS	$54,078,240	$36,074,840

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Line of credit advance	$-	$916,663
Short term note payable	137,025	119,336
Accounts payable	6,165,477	3,228,586
Accrued expenses	5,980,110	4,407,286
Deferred revenue	710,275	40,911
Income taxes payable	12,574	217,982
Deferred income taxes	-	700,743
Current portion of long-term debt	2,184,016	1,150,455
Current portion of deferred rent	9,274	78,525
Current portion of capital lease obligations	76,597	45,125

Total current liabilities	15,275,348	10,905,612

NONCURRENT LIABILITIES
Long-term debt, net of current portion	1,327,800	2,509,492
Capital lease obligation, net of current portion	36,669	57,119
Deferred rent, net of current portion	152,815	2,421
Deferred revenue	56,977	82,494
Deferred income taxes	447,811	-
Deposits and other liabilities	1,964	1,964

Total liabilities	17,299,384	13,559,102

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 2,045,714 shares issued and none outstanding	-	-
Common stock, $0.001 par value; 110,000,000 shares authorized; 81,656,763 and 63,907,357 shares issued and outstanding, respectively	81,657	63,907
Additional paid-in capital	92,661,000	69,867,491
Accumulated other comprehensive (loss)	(147,515)	-
Accumulated deficit	(55,816,286)	(47,415,660)

Total stockholders’ equity	36,778,856	22,515,738

Total liabilities and stockholders’ equity	$54,078,240	$36,074,840

WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	YEARS ENDED
	DECEMBER 31,
	2014	2013
REVENUES	$53,316,210	$46,825,032
COST OF REVENUES (including amortization and depreciation of $1,462,505, $1,462,995, and $1,511,267, respectively)	39,802,293	34,713,471
GROSS PROFIT	13,513,917	12,111,561

OPERATING EXPENSES
Sales and Marketing	3,432,602	3,125,867
General and Administrative Expenses (including share-based compensation of $324,281, $227,035, $217,611, respectively, and gain on change in fair value of contingent obligation of $--, $1,250,000, and $900,000, respectively)	14,356,372	9,872,655
Depreciation and Amortization	375,951	288,333

Total Operating Expenses	18,164,925	13,286,855

(LOSS) INCOME FROM OPERATIONS	(4,651,008)	(1,175,294)

OTHER INCOME (EXPENSE)
Interest Income	17,002	7,364
Interest (Expense)	(186,796)	(175,358)
Other Income (Expense)	12,890	11,267

Total Other Income (Expense)	(156,904)	(156,727)

(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES	(4,807,912)	(1,332,021)
INCOME TAX (BENEFIT) PROVISION	3,592,714	362,764

NET (LOSS) INCOME	$(8,400,626)	$(1,694,785)

BASIC EARNINGS PER SHARE	$(0.115)	$(0.027)

BASIC WEIGHTED-AVERAGE SHARES OUTSTANDING	73,048,883	63,802,275

DILUTED EARNINGS PER SHARE	$(0.115)	$(0.027)

DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING	73,048,883	63,802,275

	QUARTERS ENDED
	DECEMBER 31,
	2014	2013

Operating Results
Revenues	$16,763,502	$11,290,459
Gross profit	3,448,494	2,331,098
(Loss) income from operations	(1,034,182)	(1,183,589)
Net (loss) income	(902,993)	(2,093,688)